FORM OF

                          LEHMAN BROTHERS INCOME FUNDS
                                    CLASS A
                          PLAN PURSUANT TO RULE 12B-1

                                   SCHEDULE A

      Class A of the following series of Lehman Brothers Income Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:


                                         Fee (as a Percentage of Average
            Series                         Daily Net Assets of Class A)

Lehman Brothers Core Bond Fund                       0.25%

Lehman Brothers Core Plus Bond Fund                  0.25%

Lehman Brothers Strategic Income Fund                0.25%



Dated:  April 22, 2008